UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2007 (June 1, 2007)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On June 14, 2007, St. Mary Land & Exploration Company (the “Company”) issued a press release entitled “St. Mary Announces Regional Realignment, Executive Appointment, and Closing of South Texas Acquisition.” The press released announced that the Company’s Greater Gulf Coast region which had previously overseen the Company’s Gulf Coast and Permian operations will be split into two separately managed regions. The Company’s Permian Basin assets will be managed out of Midland, Texas and the remaining onshore Texas, Gulf Coast, and Gulf of Mexico assets will be managed by the Houston office. St. Mary also announced that Lehman E. Newton III has been appointed Vice President – Regional Manager of the Permian region. Additionally, the Company closed on a $29.5 million acquisition in South Texas. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this report:

Exhibit 99.1	Press release, dated June 14, 2007, issued by St. Mary Land & Exploration Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: June 14, 2007	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller